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                                [LETTERHEAD OF]

                            CRAVATH, SWAINE & MOORE

                                                               November 13, 1996

                         OFFER TO EXCHANGE 14% SERIES B
                        SENIOR DISCOUNT NOTES DUE 2004,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                     UNITED STATES SECURITIES ACT OF 1933,
                     AS AMENDED, FOR OUTSTANDING 14% SENIOR
                            DISCOUNT NOTES DUE 2004

Dear Sirs:

     We have acted as United States tax counsel to Occidente y Caribe Celular S.A. (the "Company") in connection with the proposed offer (the "Exchange Offer") by the Company to exchange 14% Series B Senior Discount Notes due 2004 (the "Exchange Notes"), which have been registered with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, for its 14% Senior Discount Notes due 2004 (the "Outstanding Notes," and collectively with the Exchange Notes, the "Notes"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement on Form F-4 filed with the SEC on August 6, 1996 (the "Registration Statement").

     In arriving at the opinion expressed below, we have examined and relied upon the following documents:

     (a)  the Registration Statement;

     (b) the form of Indenture between the Company and The Bank of New York, as Trustee; and

     (c)  the form of Registration Rights Agreement.

     We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such certificates and representations of officers and representatives of the Company, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in clauses (a) through (c) above represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and represents the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

     Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

     The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.
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     Based upon the foregoing, we advise you that in our opinion, except as to the factual matters and subject to the qualifications and limitations set out in the Registration Statement under the caption "Taxation," the statements of legal conclusions contained in the Registration Statement under the caption "Taxation -- United States" are correct in all material respects.

     In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

     We are furnishing this letter in our capacity as United States tax counsel to the Company, and this letter is solely for the Company's benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

     We consent to the reference to our firm under the caption "Taxation" in the Registration Statement.

                                          Very truly yours,


                                          Cravath, Swaine & Moore


Occidente y Caribe Celular S.A.
Carrera 55 No. 49-101
Medellin, Colombia